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Exhibit 4.6

SEVENTH SUPPLEMENTAL INDENTURE

DATED AS OF June 30, 2008

to

INDENTURE

dated as of September 22, 2005

among

MOLSON COORS CAPITAL FINANCE ULC,

as Issuer,

THE GUARANTORS NAMED THEREIN,

as Guarantors,

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as U.S. Trustee

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Canadian Trustee

        SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 30, 2008 (this "Seventh Supplemental Indenture"), to the Indenture dated as of September 22, 2005, as supplemented by the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of September 22, 2005, the Third Supplemental Indenture thereto dated as of April 10, 2007, the Fourth Supplemental Indenture thereto dated as of February 1, 2008, the Fifth Supplemental Indenture thereto dated as of May 23, 2008, and the Sixth Supplemental Indenture thereto dated as of June 27, 2008 (collectively, the "Original Indenture" and, together with this Seventh Supplemental Indenture, the "Indenture"), among Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (the "Company"), Molson Coors Brewing Company, a Delaware corporation (the "Parent"), Coors Brewing Company, a Colorado corporation, Coors Distributing Company, a Colorado corporation, Coors Worldwide, Inc., a Colorado corporation, Coors International Market Development, L.L.L.P., a Colorado limited liability limited partnership, Coors Global Properties, Inc., a Colorado corporation, Coors Intercontinental, Inc., a Colorado corporation, Coors Brewing Company International, Inc., a Colorado corporation, Molson Coors International L.P., a Delaware limited partnership, CBC Holdco, Inc., a Colorado corporation, MCBC International Holdco, Inc., a Colorado corporation, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Coors International Holdco, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company (collectively, the "Guarantors"), The Bank of New York Trust Company, N.A., as successor to TD Banknorth, National Association, as U.S. Trustee (the "U.S. Trustee") and Computershare Trust Company of Canada, a trust company duly incorporated and existing under the laws of Canada, as successor to The Canada Trust Company, as Canadian Trustee (the "Canadian Trustee" and together with the U.S. Trustee, the "Trustees").

        WHEREAS, the Company, the Guarantors and the Trustees are authorized to enter into this Seventh Supplemental Indenture pursuant to Section 9.01 of the Original Indenture;

        WHEREAS, pursuant to Section 4.06 of the Original Indenture, each of the Parent and the Company shall cause each of its Subsidiaries that guarantees any Senior Debt of the Parent or the Company after the Issue Date to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of the Original Indenture; and

        WHEREAS, on June 30, 2008, Molson Canada 2005, a Subsidiary of the Company, agreed to guarantee the obligations under the Credit Agreement dated as of March 2, 2005 among the Company, the Parent, Molson Canada 2005, Molson Inc., Molson Coors Canada Inc. and Coors Brewers Limited, the Lenders party thereto, Wachovia Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, and Bank of Montreal, as Canadian Administrative Agent, Issuing Bank and Swingline Lender, as amended, restated, supplemented or otherwise modified from time to time.

        NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

        That the parties hereto hereby agree as follows:

        Section 1    Defined Terms; Rules of Interpretation.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

        Section 2    Additional Subsidiary Guarantor.    Molson Coors 2005 hereby agrees to guarantee payment of the Securities as a Subsidiary Guarantor, on the same terms and conditions as those set forth in Article 10 of the Original Indenture.

        Section 3    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture.    Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Seventh Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Seventh Supplemental Indenture, in which case the terms of this Seventh Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Seventh Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.

        Section 4    Counterparts.    This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 5    Governing Law.    This Seventh Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        Section 6    Concerning the Trustees.    In carrying out the Trustees' responsibilities hereunder, the Trustees shall have all of the rights, protections, and immunities which the Trustees possess under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustees assume no responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

        IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS CAPITAL FINANCE ULC
By:	Douglas N. Beck
Name:	Douglas N. Beck
Title:	Assistant Secretary
GUARANTORS:
COORS BREWING COMPANY
By:	Peter S. Swinburn
Name:	Peter S. Swinburn
Title:	President
MOLSON COORS BREWING COMPANY
By:	Douglas N. Beck
Name:	Douglas N. Beck
Title:	Vice President
CBC HOLDCO, INC.
By:	Douglas N. Beck
Name:	Douglas N. Beck
Title:	Secretary
MOLSON COORS INTERNATIONAL LP
By:	MOLSON COORS INTERNATIONAL GENERAL, ULC
Its General Partner
	By:	Douglas N. Beck
		Name:	Douglas N. Beck
		Title:	Attorney in Fact under Power of Attorney dated June 17, 2008 for Samuel D. Walker, Representative

MOLSON COORS INTERNATIONAL GENERAL, ULC
By:	Douglas N. Beck
	Name:	Douglas N. Beck
	Title:	Attorney in Fact under Power of Attorney dated June 17, 2008 for Samuel D. Walker, Vice President
COORS INTERNATIONAL HOLDCO, ULC
By:	Douglas N. Beck
	Name:	Douglas N. Beck
	Title:	Attorney in Fact under Power of Attorney dated June 17, 2008 for Samuel D. Walker, Vice President
MOLSON COORS CALLCO ULC
By:	Kevin T. Boyce
Name:	Kevin T. Boyce
Title:	President
MOLSON CANADA 2005
By:	Douglas N. Beck
	Name:	Douglas N. Beck
	Title:	Attorney in Fact under Power of Attorney dated June 17, 2008 for Samuel D. Walker, Representative
THE BANK OF NEW YORK TRUST COMPANY, N.A., as U.S. Trustee
By:	Vaneta I. Bernard
	Name:	Vaneta I. Bernard
	Title:	Vice President
COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee
By:	Michelle Mendonca
	Name:	Michelle Mendonca
	Title:	Professional, Corporate Trust
By:	Mohanie Shivprasad
	Name:	Mohanie Shivprasad
	Title:	Administrator, Corporate Trust

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  Exhibit 4.6